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                                                                    EXHIBIT 23.3



                        CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1 (registration number 333-85525) of Altiva Financial Corporation of our report for the financial statements of The Money Centre, Inc. for the years ended December 31, 1998 and 1997, dated February 10, 1999 (except as to Note "L"; which is as of June 4, 1999) appearing in the prospectus which is part of this registration statement.

We also consent to the reference to us under the heading "Experts" in such prospectus, as it relates to our authority as experts in auditing and accounting.


/s/ Moyer, Smith & Roller, P.A.
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Moyer, Smith & Roller, P.A.


October 20, 1999